PROSPECTUS and                  PRICING SUPPLEMENT NO. 10
PROSPECTUS SUPPLEMENT, each     effective at 1:00 PM EST
Dated 9 October 2003            Dated 12 April 2005
CUSIP: 24422EPQ6                Commission File No.: 333-108705
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $2,370,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              15 April 2005

Maturity Date:                    16 April 2007

Principal Amount:                 $250,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   1 Month

Spread:                           Plus 4 Basis Points

Initial Interest
Determination Date:               13 April 2005

Day Count Convention:             Actual/360

Interest Reset Dates:             Monthly on the 16th
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Monthly on the 16th
                                  (or next Business Day)
                                  Commencing on May 16, 2005
                                  And ending at maturity.

Redemption Provisions:            None

Plan of Distribution:             Name          Principal Amount
                                                     Of Notes
                                  J.P. Morgan
                                   Securities Inc.  $150,000,000
                                  Merrill Lynch, Pierce,
                                   Fenner & Smith
                                   Incorporated     $100,000,000
                                  Total             $250,000,000

                                  The above Agents have
                                  severally agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their names as principal,
                                  at a price of 99.750% for
                                  resale at par.

J.P. Morgan Securities Inc.
Merrill Lynch & Co.